EXHIBIT 99.1

PRESS RELEASE
February 6, 2024

Arrowhead Pharmaceuticals Reports Fiscal 2024 First Quarter Results
–Conference Call and Webcast Today, February 6, 2024 at 4:30 p.m. ET

PASADENA, Calif., February 6, 2024 — Arrowhead Pharmaceuticals, Inc. (NASDAQ: ARWR) today announced financial results for its fiscal 2024 first quarter ended December 31, 2023. The company is hosting a conference call today, February 6, 2024, at 4:30 p.m. ET to discuss the results.

Webcast and Conference Call and Details
Investors may access a live audio webcast on the Company's website at http://ir.arrowheadpharma.com/events.cfm. A replay of the webcast will be available approximately two hours after the conclusion of the call.
For analysts that wish to participate in the conference call, please register at https://register.vevent.com/register/BId9fba8b41eb34305a8f07de301a9d42c. Once registered, you will receive the dial-in number and a personalized PIN code that will be required to access the call.
Selected Recent Events
•Continued to build the cardiometabolic vertical to include two new additional complementary medicines designed to treat obesity and metabolic disease, both of which are on schedule for clinical trial application (CTA) filings before the end of 2024
◦ARO-INHBE utilizes the liver targeted TRiMTM platform and targets the INHBE gene. INHBE expression is increased in obesity and INHBE loss-of-function variants identified in human genetic databases are protective of type 2 diabetes and are associated with reduced visceral fat and a reduced waste to hip ratio
◦The second is based on Arrowhead’s adipose tissue targeting TRiMTM platform and addresses an undisclosed gene target
•Performed a portfolio review and R&D organization restructuring resulting in key changes, including:
◦Arrowhead will focus investment in late-stage clinical development and build out commercial infrastructure to support sales and marketing of medicines primarily in the cardiometabolic and pulmonary verticals
◦Engaged Bruce Given, M.D., Arrowhead’s former chief operating officer and head of R&D for Arrowhead for several years before his retirement in 2020 after a more than 30-year career in biotechnology and pharmaceutical research, development, and sales and marketing, on an interim basis to serve as chief medical scientist to help with restructuring efforts and the process to recruit new therapeutic area experts to decentralize the chief medical officer function
◦Identified opportunities to reduce forward operating cash burn guidance by up to $100 million, approximately $30 million per quarter, while retaining full funding and investment in core cardiometabolic and pulmonary programs
◦Focused R&D spending for non-core programs on development activities that advance candidates to an attractive stage for potential partnerships

◦Terminated development of ARO-SOD1 and HZN-457
•Strengthened the balance sheet through an underwritten registered offering of common stock gross proceeds of approximately $450 million, before deducting underwriting discounts, commissions, and other offering expenses payable by the company
•Presented data on cardiometabolic pipeline at the American Heart Association Scientific Sessions in November 2023
◦Presented new Phase 2 clinical data from the ongoing SHASTA-2 and MUIR studies of plozasiran (ARO-APOC3) and the ARCHES-2 study of zodasiran (ARO-ANG3)
◦Hosted a webinar to discuss plozasiran featuring experts in the treatment and management of lipid and lipoprotein disorders
•Completed chronic GLP toxicology for pulmonary candidates ARO-RAGE, designed to reduce expression of the receptor for advanced glycation end products as a potential treatment for inflammatory pulmonary diseases, and ARO-MMP7, designed to reduce expression of matrix metalloproteinase 7 as a potential treatment for idiopathic pulmonary fibrosis
◦Results were highly encouraging and suggest sufficient safety margins to proceed to Phase 2 studies
•Filed for regulatory clearance to initiate a Phase 1/2a study of ARO-CFB, Arrowhead’s RNAi therapeutic candidate for patients with complement renal disease such as immunoglobulin A nephropathy (IgAN), which is the world’s most common glomerular disease
•Filed for regulatory clearance to initiate a Phase 1/2a study of Arrowhead’s second RNAi therapeutic candidate targeting skeletal muscle, ARO-DM1, for patients with type 1 myotonic dystrophy

Selected Fiscal 2024 Financial Results
ARROWHEAD PHARMACEUTICALS, INC.
CONSOLIDATED CONDENSED FINANCIAL INFORMATION
(in thousands, except per share amounts)

	Year Ended December 31,
OPERATING SUMMARY	2023	2022
	(Unaudited)
Revenue	$3,551	$62,546
Operating Expenses:
Research and development	116,491	83,695
General and administrative expenses	23,605	20,985
Total Operating Expenses	140,096	104,680
Operating loss	(136,545)	(42,134)
Total other (expense) income	(2,144)	340
Loss before income tax (benefit) expense and noncontrolling interest	(138,689)	(41,794)
Income tax (benefit) expense	(3,313)	17
Net loss including noncontrolling interest	(135,376)	(41,811)
Net loss attributable to noncontrolling interest, net of tax	(2,512)	(486)
Net loss attributable to Arrowhead Pharmaceuticals, Inc.	$(132,864)	$(41,325)

Net loss per share attributable to Arrowhead Pharmaceuticals, Inc. - Diluted	$(1.24)	$(0.39)
Weighted-average shares used in calculating - Diluted	107,415	106,039

FINANCIAL POSITION SUMMARY	December 31, 2023	September 30, 2023
	(unaudited)
Cash, cash equivalents and restricted cash	$58,215	$110,891
Investments	162,064	292,735
Total cash resources (cash and investments)	220,279	403,626
Other assets	406,007	361,926
Total Assets	$626,286	$765,552

Current deferred revenue	$—	$866
Other liabilities	452,572	477,524
Total Liabilities	$452,572	$478,390

Total Arrowhead Pharmaceuticals, Inc. Stockholders' Equity	$160,407	$271,343
Noncontrolling Interest	13,307	15,819
Total Noncontrolling Interest and Stockholders' Equity	$173,714	$287,162
Total Liabilities, Noncontrolling Interest and Stockholders' Equity	$626,286	$765,552

Shares Outstanding	107,500	107,312

About Arrowhead Pharmaceuticals
Arrowhead Pharmaceuticals develops medicines that treat intractable diseases by silencing the genes that cause them. Using a broad portfolio of RNA chemistries and efficient modes of delivery, Arrowhead therapies trigger the RNA interference mechanism to induce rapid, deep, and durable knockdown of target genes. RNA interference, or RNAi, is a mechanism present in living cells that inhibits the expression of a specific gene, thereby affecting the production of a specific protein. Arrowhead’s RNAi-based therapeutics leverage this natural pathway of gene silencing.
For more information, please visit www.arrowheadpharma.com, or follow us on Twitter @ArrowheadPharma. To be added to the Company's email list and receive news directly, please visit http://ir.arrowheadpharma.com/email-alerts.
Safe Harbor Statement under the Private Securities Litigation Reform Act:
This news release contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Any statements contained in this release except for historical information may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “hope,” “intend,” “plan,” “project,” “could,” “estimate,” or “continue” are intended to identify such forward-looking statements. In addition, any statements that refer to projections of our future financial performance, trends in our business, expectations for our product pipeline or product candidates, including anticipated regulatory submissions and clinical program results, prospects or benefits of our collaborations with other companies, or other characterizations of future events or circumstances are forward-looking statements. These statements are based upon our current expectations and speak only as of the date hereof. Our actual results may differ materially and adversely from those expressed in any forward-looking statements as a result of numerous factors and uncertainties, including the impact of the ongoing COVID-19 pandemic on our business, the safety and efficacy of our product candidates, decisions of regulatory authorities and the timing thereof, the duration and impact of regulatory delays in our clinical programs, our ability to finance our operations, the likelihood and timing of the receipt of future milestone and licensing fees, the future success of our scientific studies, our ability to successfully develop and commercialize drug candidates, the timing for starting and completing clinical trials, rapid technological change in our markets, the enforcement of our intellectual property rights, and the other risks and uncertainties described in our most recent Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q and other documents filed with the Securities and Exchange Commission from time to time. We assume no obligation to update or revise forward-looking statements to reflect new events or circumstances.
Contacts:
Arrowhead Pharmaceuticals, Inc.
Vince Anzalone, CFA
626-304-3400
ir@arrowheadpharma.com
Investors:
LifeSci Advisors, LLC
Brian Ritchie
212-915-2578
britchie@lifesciadvisors.com
www.lifesciadvisors.com
Media:
LifeSci Communications, LLC
Josephine Belluardo, Ph.D.
646-751-4361
jo@lifescicomms.com
www.lifescicommunications.com

Source: Arrowhead Pharmaceuticals, Inc.
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